Ex-99.906.CERT

Aspiriant Trust

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED

 PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Francais, Principal Executive Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended September 30, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/9/2024	/s/ Robert J. Francais
Robert J. Francais
President and Principal Executive Officer

I, Douglas S. Hendrickson, Principal Financial Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended September 30, 2024 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/9/2024	/s/ Douglas S. Hendrickson
Douglas S. Hendrickson
Treasurer and Principal Financial Officer

Signed originals of the written statements required by Section 906 have been provided to the Aspiriant Trust, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.